SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549





                                    FORM 8-K





                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 8, 2003



                                   INYX, INC.

             (Exact name of registrant as specified in its charter)



Nevada                               333-83152              75-2870720
------                               ---------              ----------
(State or other jurisdiction         (Commission             (I.R.S. Employer
        of incorporation)            File Number)            Identification No.)



             801 Brickell Avenue, Ninth Floor, Miami, Florida 33131
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (305) 789-6649

Item 9.  Regulation FD Disclosure
         ------------------------

         Information required by Item 12 is being provided under this Item 9 pursuant to the Securities and Exchange Commission's (the "SEC") interim filing guidance set forth in Release Nos. 33-8216 and 34-47583.

         On October 8, 2003, Inyx , Inc. (the "Company") issued a press release announcing preliminary sales numbers for its third fiscal 2003 quarter ended September 30, 2003. A copy of this press release follows the signatures below.

         This information is being furnished, and shall not be deemed to be "filed," with the SEC. The information is this Current Report on Form 8-K shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 12: Results of Operations and Financial Condition
         ---------------------------------------------

         See Item 9 above.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                INYX, INC.



                                                By:  /s/ Jack Kachkar
                                                   -----------------------------
                                                     Jack Kachkar, Chairman

Dated:    October 8, 2003

                Press Release of Inyx, Inc. dated October 8, 2003


                                                                            INyX
================================================================================


                                           PRESS RELEASE - FOR IMMEDIATE RELEASE

                INYX REPORTS PRELIMINARY THIRD-QUARTER REVENUES;
          SALES NOW AT $23 MILLION-PLUS ANNUAL RATE AND COMPANY EXPECTS
                        NET INCOME OF $2 MILLION IN 2004

MIAMI - OCTOBER 8, 2003 -- Inyx, Inc. (OTC BB: IYXI), a development and contract manufacturer of specialized drug delivery pharmaceutical products, announced today that the company's revenues in the third quarter ended September 30, 2003 amounted to approximately $3.1 million. The company will file detailed third-quarter results in November.

Inyx also reported that, based on recently received new long-term development and manufacturing contracts, revenues are now at about a $2 million monthly rate. The company expects 2003 fourth-quarter sales to total approximately $5 million. (Inyx's operating facilities are in the United Kingdom and are traditionally closed for two weeks at year-end for the holiday season).

Moreover, Inyx stated that it expects revenues in 2004 to reach in excess of $23 million and to achieve net income of approximately $2 million, based on current customer-order and product-approval schedules.

Jack Kachkar, M.D., chairman of Inyx, said, "We are pleased with the rapid corporate and business development of our company, which went public through a reverse merger that was completed on April 28, 2003." Dr. Kachkar noted that "the revenues and earnings currently forecasted do not include development of Inyx's own products."

"The next phase of Inyx's evolution is to utilize our company's aerosol drug delivery technology to develop our own proprietary products in conjunction with a number of our customers. This will commence in 2004, as we already have strategic relationships in place with key clients for business-development support and to utilize their pharmaceutical sales forces for the marketing of Inyx proprietary products in the dermatology, respiratory and allergy markets," explained the company chairman.

About Inyx
Inyx, Inc. is a development and contract manufacturer of specialized drug delivery pharmaceutical products. The company's operations are conducted through its subsidiary, INyX Pharma Limited, with a focus on niche products and technologies for the treatment of respiratory, allergy, dermatological and topical conditions. INyX Pharma's client base comprises blue-chip ethical pharmaceutical companies, branded generic firms and biotechnology groups. INyX Pharma manufactures for a majority of global markets including North America,

Europe, Latin America and the Middle East. Inyx, Inc. is headquartered in Miami, Florida, with INyX Pharma's R&D and production facilities in Runcorn, near Manchester, England.

Safe Harbor
Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

For more information, please contact:

Truc N. Nguyen, VP Media Relations
Stern & Co.
212-888-0044
tnguyen@sternco.com